Exhibit 99.1

Discretionary Performance Award Table

Officer	Payable as of
	March 16, 2011	January 31, 2012
Chief Executive Officer, Thomas Rogers	$75,000	$75,000
Chief Financial Officer, Anna Brunelle	$15,000	$15,000
General Counsel, Matthew Zinn	$15,000	$15,000